As filed with the Securities and Exchange Commission on March 2, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ParaZero Technologies Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	3728	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Hatachana Street

Kfar Saba, 4453001, Israel

Tel: +972-50-275-3666

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ParaZero Technologies Ltd.

Global Share Incentive Plan (2022)

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Huberman, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: +972 (0) 3.636.6000	Shy Baranov, Adv. Gornitzky & Co. Vitania Tel Aviv Tower 20 HaHarash Street Tel Aviv, 6761310 Telephone: +972 (3) 710.9191

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ParaZero Technologies Ltd. (the “Company” or the “Registrant”) initially filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-278268) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 366,172 ordinary shares, par value NIS 0.02 per share (the “Ordinary Shares”), of the Registrant issuable upon the exercise of options outstanding under the ParaZero Technologies Ltd. Global Share Incentive Plan (2022) (the “Plan”) and (ii) 243,984 Ordinary Shares of the Registrant reserved for issuance under the Plan. In February 2025, the Company filed another registration statement on Form S-8 (SEC File No. 333-285054) with the Commission in connection with the registration of an additional 2,500,000 Ordinary Shares issuable under the Plan. The previously-filed registration statements are referred to herein as the “Prior Registration Statements.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 2,500,000 Ordinary Shares which may be issued under the Plan over and above the number of Ordinary Shares issuable pursuant to the Plan that were registered under the Prior Registration Statements. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statements, each of which is amended and restated in its entirety herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “SEC”) by ParaZero Technologies Ltd. (the “Registrant”) are incorporated herein by reference.

(1)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 21, 2025;

(2)	The Registrant’s Report on Form 6-K filed with the SEC on January 7, 2025, January 10, 2025, January 15, 2025, January 17, 2025, February 3, 2025, February 5, 2025, February 11, 2025, February 13, 2025, February 18, 2025, February 20, 2025, March 7, 2025, March 21, 2025, March 27, 2025, March 27, 2025, April 10, 2025, April 11, 2025, April 14, 2025, April 15, 2025, April 17, 2025, May 6, 2025, May 13, 2025, May 21, 2025, May 27, 2025, May 29, 2025, June 12, 2025, June 16, 2025, June 25, 2025, July 3, 2025, July 7, 2025, July 14, 2025, July 28, 2025, August 4, 2025, August 4, 2025, August 5, 2025, August 18, 2025, August 25, 2025, August 28, 2025, September 4, 2025, September 9, 2025, September 15, 2025, October 22, 2025, October 24, 2025, October 31, 2025, November 18, 2025, November 24, 2025, December 5, 2025, December 15, 2025, January 2, 2026, January 5, 2026, January 8, 2026, January 12, 2026, January 15, 2026, January 22, 2026, January 27, 2026, January 30, 2026, February 9, 2026, February 17, 2026, February 18, 2026, and February 20, 2026 and March 2, 2026 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and

,

(3)	The description of the registrant’s ordinary shares, par value NIS 0.02 per share, included in the registration statement on Form 8-A filed on July 26, 2023 (File No. 001-41760) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kfar Saba, Israel, on March 2, 2026.

PARAZERO TECHNOLOGIES LTD.

By:	/s/ Ariel Alon
Name:	Ariel Alon
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of ParaZero Technologies Ltd. hereby severally constitutes and appoints Ariel Alon and Regev Livne, the true and lawful attorney with full power to them, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable ParaZero Technologies Ltd. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ariel Alon	Chief Executive Officer	March 2, 2026
Ariel Alon	(Principal Executive Officer)

/s/ Regev Livne	Chief Financial Officer	March 2, 2026
Regev Livne	(Principal Financial and Accounting Officer)

/s/ Amitay Weiss	Chairman of the Board of Directors, Director	March 2, 2026
Amitay Weiss

/s/ Moshe Revach	Director	March 2, 2026
Moshe Revach

/s/ Tali Dinar	Director	March 2, 2026
Tali Dinar

/s/ Yigal Shtief	Director	March 2, 2026
Yigal Shtief

/s/ Natan Israeli	Director	March 2, 2026
Natan Israeli

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ParaZero Technologies Ltd., has signed this Registration Statement on March 2, 2026.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Association of the Registrant (filed as Exhibit 99.1 to our Current Report on Form 6-K furnished to the Securities and Exchange Commission on December 10, 2024, and incorporated herein by reference).
5.1*	Opinion of Gornitzky & Co., Israeli counsel to the Company, as to the legality of the securities being registered
23.1*	Consent of Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm
23.2*	Consent of Gornitzky & Co., Israeli counsel to the Company (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	ParaZero Technologies Ltd. Global Share Incentive Plan (2022) (filed as Exhibit 10.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on May 24, 2022, and incorporated herein by reference).
99.2*	U.S. Appendix to ParaZero Technologies Ltd. Global Share Incentive Plan (2022)
99.3*	Israeli Appendix to ParaZero Technologies Ltd. Global Share Incentive Plan (2022)
107*	Filing Fee Table

*	Filed herewith.

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